UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 22, 2011
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Form 8-K filed with the Commission on December 28, 2010, Vitacost.com Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) on December 21, 2010 indicating that based on its review of the Company and pursuant to NASDAQ Listing Rule 5101, the NASDAQ staff had determined that continued listing of the Company’s securities on The NASDAQ Stock Market was no longer warranted.  In accordance with the procedures set forth in the NASDAQ Listing Rules, the Company timely appealed the Staff determination, and requested a hearing before a NASDAQ Hearings Panel (the “Panel”).  The hearing was held on February 3, 2011.

On February 22, 2011, the Company received a letter from NASDAQ indicating that the Company is not in compliance with NASDAQ’s audit committee requirements set forth in Listing Rule 5605 because the Company’s Audit Committee (the “Audit Committee”) is comprised of only two members. The NASDAQ staff informed the Company that this serves as an additional basis for delisting the Company’s securities from The NASDAQ Stock Market and that the Panel would consider this matter when rendering a decision regarding the Company’s continued listing on The NASDAQ Global Market.

On February 28, 2011, the Company received written notice that the Panel had determined to grant the request of the Company to remain listed on The NASDAQ Stock Market, subject to certain conditions.  These conditions include: (1) on or before March 15, 2011, the Company shall have met the audit committee requirements by appointing new committee members who meet all applicable requirements under the NASDAQ Listing Rules, (2) on or before June 20, 2011, the Company shall have become current in its filing obligations, and demonstrated compliance with all quantitative requirements for continued listing, (3) on or before July 5, 2011, the Company shall have solicited proxies and held its annual meeting.

The Company is further required to notify the Panel of any significant events occurring during the exception period, including, without limitation, any event that may call into question the Company’s historical financial information or that may impact the Company’s ability to maintain compliance with any NASDAQ listing requirement or the exception deadline.  The Panel reserved the right to reconsider their decision based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s common stock inadvisable or unwarranted.

On February 28, 2011, the Company announced that Edwin J. Kozlowski and Stuart Goldfarb had been appointed to the Audit Committee effective immediately.  As a result of the appointment of Messrs. Kozlowski and Goldfarb, the Company believes that it has regained compliance with NASDAQ’s audit committee requirements.

No assurances can be given that the Company will be able to comply with the other NASDAQ requirements in the applicable time periods and that the Company’s common stock will remain listed on The NASDAQ Stock Market.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, the Company announced that Edwin J. Kozlowski and Stuart Goldfarb had been appointed to the Company’s Board of Directors effective immediately.  Messrs. Kozlowski and Goldfarb were also appointed to serve on the Audit Committee, with Mr. Kozlowski serving as Chairman of the Audit Committee.

Mr. Kozlowski has over 30 years of financial experience working in the retail and nutritional supplement industries.  Mr. Kozlowski currently serves on the board and Executive Committee of Suncoast Centers, Inc., a social service, non-profit organization.  Mr. Kozlowski served as Executive Vice President and Chief Operating Officer of Retail Ventures, Inc. from 2001 to 2004 and Senior Vice President and Chief Financial Officer – Chief Operating Officer of DSW in 2001.  Prior to joining Retail Ventures, Inc., Mr. Kozlowski served as Executive Vice President and Chief Financial Officer of General Nutrition Companies, Inc. (“GNC”) from 1990 to 2000.  From 1978 to 1990, Mr. Kozlowski held various management positions within GNC.  He has also served in senior financial positions a t H.K. Porter Company and Arthur Young, LLP.  Mr. Kozlowski was an officer with the United States Secret Service and served in the United State Army.  He received a B.S. in accounting from Robert Morris University in 1975.

Mr. Goldfarb has more than 25 years of direct marketing, media and e-commerce experience.  He currently serves on the board of Atrinsic, Inc., a marketer of direct-to-consumer subscription products and an Internet search-marketing agency.  Mr. Goldfarb served as the President and CEO of Direct Brands, Inc., the world’s largest direct marketer of music, DVDs, and books, from 2001 to 2009.  Prior to joining Direct Brands, Inc., Mr. Goldfarb was President and CEO of bol.com, Bertelsmann’s premier online retailer of books and music, doing business in eighteen European and Asian countries.  Before joining Bertelsmann, he was Vice Chairman of Value Vision International, a cable TV home shopping and e-commerce company and was also the former Executive Vice President, Worldwide Business Development at NBC, where he held various executive level positions.

The Company is not aware of any relationships or transactions in which Messrs. Kozlowski and Goldfarb have or will have an interest, or are or were a party, requiring disclosure under Item 404(a) of Regulation S-K.

The cash and equity compensation of Messrs. Kozlowski and Goldfarb as directors will be the same as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the Company’s other non-employee directors.

A copy of the press release announcing the appointment of Messrs. Kozlowski and Goldfarb is attached hereto as Exhibit 99.1.

Also on February 28, 2011, Mr. Jeffrey M. Stibel resigned as a director of the Company effective immediately.  Mr. Stibel’s resignation did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Company, dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2011
VITACOST.COM, INC.

	By:	/s/ Stephen Markert, Jr.
	Name:	Stephen Markert, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by the Company, dated February 28, 2011.